UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 14, 2026
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2026, the Annual Meeting of Shareholders of Ford Motor Company (the “Company”) was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Kimberly A. Casiano	4,846,381,967	173,061,151	21,245,474	768,614,928
Adriana Cisneros	4,929,184,961	87,907,114	23,596,517	768,614,928
Alexandra Ford English	4,906,937,968	113,708,509	20,042,115	768,614,928
James D. Farley, Jr.	4,905,094,511	118,356,258	17,237,823	768,614,928
Henry Ford III	4,906,566,466	114,762,049	19,360,077	768,614,928
William Clay Ford, Jr.	4,575,609,361	449,073,184	16,006,047	768,614,928
William W. Helman IV	4,867,292,082	150,643,039	22,753,471	768,614,928
Jon M. Huntsman, Jr.	4,636,904,139	381,294,671	22,489,782	768,614,928
William E. Kennard	4,106,188,982	911,533,499	22,966,111	768,614,928
John C. May	4,926,208,461	92,263,035	22,217,096	768,614,928
Beth E. Mooney	4,928,347,255	88,429,037	23,912,300	768,614,928
Lynn Radakovich	4,889,987,520	126,586,329	24,114,743	768,614,928
John L. Thornton	4,836,176,662	182,920,896	21,591,034	768,614,928
John B. Veihmeyer	4,908,189,274	108,806,599	23,692,719	768,614,928
John S. Weinberg	4,919,947,500	97,502,773	23,238,319	768,614,928

Proposal Two: Ratification of the Selection of the Independent Registered Public Accounting Firm.  A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2026 was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
5,596,282,796	189,205,386	23,815,338	0

Proposal Three: Relating to an Advisory Vote by Shareholders to Approve the Compensation of the Named Executives. A proposal relating to a shareholder non-binding advisory vote to approve the compensation of the Named Executives (“say on pay”) was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
4,826,704,694	184,157,955	29,825,943	768,614,928

Proposal Four: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
2,170,748,325	2,848,002,181	21,938,086	768,614,928

Proposal Five: Relating to Disclosure of Voting Results by Share Class. A proposal relating to disclosure by share class of voting results on matters subject to a shareholder vote was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
1,329,361,087	3,688,571,531	22,755,974	768,614,928

Proposal Six: Relating to a Diversity, Equity, and Inclusion Oversight By-Law Amendment. A proposal relating to a by-law amendment providing that the Audit Committee have sole oversight over diversity, equity, and inclusion initiatives was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
72,659,928	4,934,047,473	33,981,191	768,614,928

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 19, 2026	By:	/s/ Blair F. Petrillo
Blair F. Petrillo
Assistant Secretary